SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2004

MICRON ENVIRO SYSTEMS, INC.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0202944

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

789 West Pender Street, Suite 1205

Vancouver, British Columbia, Canada

V6C 1H2

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

604-646-6903

Commission File Number: 000-30258

__________________________

__________

(Former name or former address,

 (Zip Code)

if changed since last report.)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We have been notified by the operator that the Henderson #3 Well on the Martex Prospect in Jack County, Texas has commenced operations.  This is the fourth well of seven.  Acidization and perforation are scheduled for the next few days barring any unforeseen issues.  The testing of this well is expected within the next three weeks.  This process will establish initial flow rates. The frac of Wimberley #5 well is also scheduled for this week, barring any unforeseen issues. Bernard McDougall, our president stated, “We are approaching a very exciting time for MSEV.  There has been weather issues that have slowed our progress in Texas which is the main reason for the delays thus far.   We have now started work on four of the seven wells on the Martex Prospect.  As it currently stands we have put one well, the Ima #2 on line for sales, and the other three, the Wimberley #5, Kinder #1 and now the Henderson #3, are currently ready to be tested to determine the flow rates.  The testing of these wells is expected to take place over the next month barring any unforeseen issues.  Also, MSEV’s new Texas prospect, the Manahuilla Creek Prospect, is expected to commence operations within two weeks.  These two prospects will give MSEV multiple drill targets that could add significantly to the company’s revenue. These wells are to be tested in the very short term.  These next few months could mark a watershed time for MSEV as it attempts to achieve its goal of becoming a mid-range oil and gas company.”

The Martex Prospect is located in a multi-play area with production being obtained from multiple zones. These zones are the shallow strawn sands from 1,800 feet, to the Big Saline Conglomerates at approximately 4,000 feet, and the Missippian Chappel Reefs at 4,500 feet in depth. Tight gas shales and limestones are located below this depth, which are classified as continuous type natural gas plays (accumulations that are pervasive throughout large geographic areas and offer long-lived reservoirs with attractive finding costs). Increased drilling in the Barnett Shale and Marble Falls Lime has been spurred by a reduction in completion costs as a result of using light sand water fracs, higher gas prices, and refracing of productive zones. The objective for this project is to test the previously overlooked zones of interest in these wells.

Recently the Ima #2 Well in Palo Pinto County was successfully completed.  This well is successfully producing both oil and gas.  The well flowed as high as 701 million cubic feet of gas per day and 252 barrels of oil per day.

We are an emerging oil and gas company that has both oil and gas producing properties. Our goal is to become a mid-range oil and gas producer that focuses on the exploration, discovery and delivery of gas and oil to the North American marketplace. We currently have twelve independent sources of oil and/or gas revenue. Our production is from nine oil wells in Canada, of which we currently have the largest working interest of any company involved in this project that trade exclusively on the OTCBB, and three wells producing both oil and gas revenue in Texas. We are currently involved in four separate multi-well oil and gas prospects, and we continue to look for additional projects that would contribute in building market capitalization.

If you have any questions, please call our office at (604) 646-6903.  If you would like to be added to our update email list, please send an email to info@micronenviro.com requesting to be added.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON ENVIRO SYSTEMS, INC.

/s/ Bernard McDougall

__________________________________

Bernard McDougall

President & Director

Date:         April 12, 2004